UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 27, 2014, our 2011 Equity Incentive Plan, as amended (the “2011 EIP”), was amended to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2011 EIP by 10,000,000 shares.

A complete copy of the 2011 EIP, as amended, is filed herewith as Exhibit 99.1. The above summary of the amendment to the 2011 EIP does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at our 2014 Annual Meeting of Stockholders held on June 27, 2014.

Proposal 1 — Election of Directors.

The following directors were elected to serve for three-year terms until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Director Elected	Number of Shares Voted For	Number of Shares Voted Against or Withheld	Broker Non-Votes
Gino Santini	54,611,600	1,312,736	12,258,791
Timothy P. Walbert	53,369,835	2,554,501	12,258,791

Proposal 2 — Approval of an Amendment to our 2011 EIP.

For	Against	Abstain	Broker Non-Votes
52,573,917	3,329,325	21,094	12,258,791

Proposal 3 — Approval of the Issuance of our Common Stock upon the Conversion of Convertible Senior Notes.

For	Against	Abstain	Broker Non-Votes
55,771,459	124,867	28,010	12,258,791

Proposal 4 — Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
68,084,400	60,540	38,187	0

Proposal 5 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
51,027,900	4,862,175	34,261	12,258,791

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	HORIZON PHARMA, INC.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.